Exhibit 10.8
Amendment No. 1 to
Waters Instruments, Inc.
1995 Stock Option Plan

1. Section 1(h) of the Plan is hereby amended in its entirety to read as follows:

"(h)"Committee" shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. As long as the Company's securities are registered pursuant to Section 12 of the Securities
Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a "Non-Employee Director." For purposes of this Section
1(a), "Non-Employee Director" shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

2. Section 7 of the Plan is hereby amended by adding the following new paragraph at the end thereof:

"With respect to payment in the form of Common Stock of the Company, the Board or Committee, as the case may be, may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General
Rules and Regulations under the Securities Exchange Act of
1934, if applicable."

3. The last sentence of Section 9(c) of the Plan is hereby amended to read as follows:

"Such election shall be approved by the Board or the Committee, as the case may be, and otherwise comply with such rules as the Board or the Committee may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable."

4. Section 14 of the Plan is hereby amended in its entirety to read as follows:

"The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 11, shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in
Section 11 hereof, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the price at which options may be granted, or (iv) materially increase the benefits accruing to Optionees under the Plan without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation.
Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of
Section 422 of the Internal Revenue Code."